Exhibit 10.13.5
AMENDMENT NO. 4
TO THE
RPM INTERNATIONAL INC. DEFERRED COMPENSATION PLAN
     THIS AMENDMENT NO. 4 to the RPM International Inc. Deferred Compensation Plan (hereinafter known as the “Plan”) is executed by RPM International Inc. (hereinafter known as the “Company”) as of the date set forth below.
WITNESSETH:
     WHEREAS, the Company maintains the Plan for the benefit of a select group of management employees, highly compensated employees and directors of the Company and its subsidiaries; and
     WHEREAS, the Company through action taken by its Board of Directors has adopted the RPM International 2004 Omnibus Equity and Incentive Plan (the “Omnibus Plan”) which provides for a variety of equity-based and incentive awards; and
     WHEREAS, in order for the Omnibus Plan to be fully effective under the New York Stock Exchange rules, it must be approved by a vote of the stockholders of the Company; and
     WHEREAS, the Company desires to amend the Plan to provide for crediting of certain interests cancelled and surrendered under the Omnibus Plan and to create accounts and administrative procedures necessary for the implementation of such credits; and
     WHEREAS, the Company reserved the right, pursuant to Section 13.2 of the Plan, to make certain amendments thereto;
     NOW, THEREFORE, pursuant to Section 13.2 of the Plan and effective as of the date that the Company’s stockholders approve the Omnibus Plan, the Company hereby amends the Plan as follows:

     1. Section 1.1 of the Plan is hereby amended by the deletion of said Section 1.1 in its entirety and the substitution in lieu thereof the following:
“1.1	‘Account Balance’ shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the Company Contribution Account balance, (iii) the Company Restoration Matching Account balance, (iv) the Restricted Stock Account balance, (v) the Stock Dividend Account balance, (vi) the Performance Share Account balance, (vii) the Stock Appreciation Rights Account balance, (viii) the Option Account balance and (ix) the Dividend Equivalent Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan. The Account Balance shall not include a Participant’s Merger Account.”
     2. Article 1 of the Plan is hereby amended by the addition of a new Section 1.6A to read as follows:
“1.6A	‘Annual Dividend Equivalent Amount’ shall mean, with respect to a Participant for any one Plan Year, the amount of Dividend Equivalents deferred in accordance with Section 3.9. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or Termination of Employment prior to the end of a Plan Year, such year’s Annual Dividend Equivalent Amount shall be the actual amount deferred prior to such event.”
     3. Article 1 of the Plan is hereby amended by the addition of a new Section 1.6B to read as follows:
“1.6B	‘Annual Option Amount’ shall mean, with respect to a Participant for any one Plan Year, the value of the shares of Stock distributable in accordance with an Option deferred in accordance with Section 3.9, calculated using the closing price of Stock at the end of the business day closest to the date such Options would otherwise be exercised, but for the election to defer. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Option Amount shall be the actual amount deferred prior to such event.”
     4. Article 1 of the Plan is hereby amended by the addition of a new Section 1.6C to read as follows:

“1.6C	‘Annual Performance Share Amount’ shall mean, with respect to a Participant for any one Plan Year, the amount of Performance Shares deferred in accordance with Section 3.9, calculated using the closing price of Stock at the end of the business day closest to the date such Performance Shares would otherwise vest if the Performance Shares or Performance Units are payable in shares of Stock, or the date such Performance Shares or Performance Units would otherwise be distributed if they are payable in cash, but for the election to defer. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Performance Share Amount shall be the actual amount deferred prior to such event.”
     5. Article 1 of the Plan is hereby amended by the addition of a new Section 1.6D to read as follows:
“1.6D	‘Annual Stock Appreciation Rights Amount’ shall mean, with respect to a Participant for any one Plan Year, the amount of Stock Appreciation Rights deferred in accordance with Section 3.9, calculated using the closing price of Stock at the end of the business day closest to the date such Stock Appreciation Rights would otherwise vest if the Stock Appreciation Rights are payable in shares of Stock, or the date such Stock Appreciation Rights would otherwise be distributed if the Stock Appreciation Rights are payable in cash, but for the election to defer. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Stock Appreciation Rights Amount shall be the actual amount deferred prior to such event.”
     6. Article 1 of the Plan is hereby amended by the addition of a new Section 1.28A to read as follows:
“1.28A	‘Dividend Equivalent’ shall mean rights to receive an amount of money equal to the dividends paid from time to time on a specified number of shares of Stock under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan or any other similar stock incentive plan sponsored by the Company.”
     7. Article 1 of the Plan is hereby amended by the addition of a new Section 1.28B to read as follows:
“1.28B	‘Dividend Equivalent Account’ shall mean (i) the sum of all of a Participant’s Annual Dividend Equivalent Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Dividend Equivalent Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Dividend Equivalent Account.”
     8. Article 1 of the Plan is hereby amended by the addition of a new Section 1.35B to read as follows:
“1.35B	‘Option’ shall mean an option to purchase shares of Stock granted under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan or any other similar stock incentive plan sponsored by the Company and, where the context requires, Stock distributable in accordance with such an option.”
     9. Article 1 of the Plan is hereby amended by the addition of a new Section 1.35C to read as follows:
“1.35C	‘Option Account’ shall mean (i) the sum of all of a Participant’s Annual Option Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Option Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Option Account.”
     10. Article 1 of the Plan is hereby amended by the addition of a new Section 1.36A to read as follows:
“1.36A	‘Performance Share’ shall mean a right to receive a specified number of shares of Stock, and/or an amount of money determined by reference to the fair market value of a specified number of shares of Stock, at a future time or times if a specified performance goal is attained granted under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan or any other similar stock incentive plan sponsored by the Company. Except as otherwise provided, the term ‘Performance Share’ shall be deemed to include ‘Performance Units’ under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan or any other similar stock incentive plan sponsored by the Company.”
     11. Article 1 of the Plan is hereby amended by the addition of a new Section 1.36B to read as follows:
“1.36B	‘Performance Share Account’ shall mean (i) the sum of all of a Participant’s Annual Performance Share Amounts plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Performance Share Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Performance Share Account.”

     12. Article 1 of the Plan is hereby amended by the addition of a new Section 1.48A to read as follows:
“1.48A	‘Stock Appreciation Rights’ shall mean rights to receive an amount of money, or a number shares of Stock that have a fair market value on the date of exercise of such Stock Appreciation Rights, or a combination of money and shares valued at fair market value on such date, equal to the amount by which the fair market value of a share of Stock on the date of such exercise exceeds the exercise price of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised.”
     13. Article 1 of the Plan is hereby amended by the addition of a new Section 1.48B to read as follows:
“1.48B	‘Stock Appreciation Rights Account’ shall mean (i) the sum of all of a Participant’s Annual Stock Appreciation Rights Amounts plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Stock Appreciation Rights Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Stock Appreciation Rights Account.”
     14. Section 1.41 of the Plan is hereby amended by the deletion of said Section 1.41 in its entirety and the substitution in lieu thereof the following:
“1.41	‘Restricted Stock’ shall mean rights to receive unvested shares of restricted stock selected by the Committee in its sole discretion and awarded to the Participant under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan, the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan, the RPM International Inc. 1997 Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company. The term ‘Restricted Stock’ shall be deemed to include ‘Restricted Share Units’ under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan or any other similar stock incentive plan sponsored by the Company.”
     15. Section 1.42 of the Plan is hereby amended by the deletion of said Section 1.42 in its entirety and the substitution in lieu thereof the following:
“1.42.	‘Restricted Stock Account’ shall mean the aggregate value, measured on any given date, of (i) the number of shares of Restricted Stock deferred by a Participant as a result of all Annual Restricted Stock Amounts, plus (ii)

the number of shares of Restricted Stock cancelled under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan, the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan, the RPM International Inc. 1997 Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company where a corresponding number of shares is to be credited to the Restricted Stock Account pursuant to the terms of the applicable stock incentive plan, plus (iii) the number of additional shares credited as a result of deemed reinvestment of dividends in accordance with all the applicable crediting provisions of the RPM, Inc. Stock Unit Fund I that relate to the Participant’s Restricted Stock Account, less (iv) the number of shares of Restricted Stock previously distributed to the Participant or his or her Beneficiary pursuant to this Plan. Except as may otherwise be provided in Article 15, this portion of the Participant’s Account Balance shall only be distributable in actual shares of Stock.”
     16. Subsection (b) of Section 3.2 of the Plan is hereby amended by the deletion of said subsection (b) in its entirety and the substitution in lieu thereof the following:
“(b)	Annual Equity and Incentive Grants. For each equity and/or incentive grant, a Participant may elect to defer as follows:

Deferral	Minimum Percentage
Restricted Stock	0%
Dividend Equivalents	0%
Options and/or Stock distributable in accordance with an Option	0%
Performance Shares	0%
Stock Appreciation Rights	0%
If no election is made with respect to any category, the amount deferred for such category shall be zero.”
     17. Subsection (c) of Section 3.3 of the Plan is hereby amended by the deletion of said subsection (c) in its entirety and the substitution in lieu thereof the following:
“(c)	Annual Equity and Incentive Interest Deferrals. Notwithstanding paragraphs (a) and (b), for an election to defer Restricted Stock, Dividend Equivalents, Options, Performance Shares or Stock Appreciation Rights (each an “Equity or Incentive Interest”)to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant, with respect to such Equity or Incentive Interest; and (ii) such

Election Form must be timely delivered to and accepted by the Committee in accordance with the following: (i) for the first Plan Year, a Participant’s Election Form with respect to such Equity or Incentive Interest must be delivered to and accepted by the Committee in accordance with the deadlines established by the Committee; and (ii) for each succeeding Plan Year, a Participant’s Election Form with respect to such Equity or Incentive Interest must be timely delivered to and accepted by the Committee on a date on which they are determined by the Committee to be “Contingent Interests” under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan or, with respect to Restricted Stock under the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan, the RPM International Inc. 1997 Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company, at least six (6) months prior to the date such Restricted Stock vests under the terms of such plans.”
     18. Subsection (c) of Section 3.6 of the Plan is hereby amended by the deletion of said Subsection (c) in its entirety and the substitution in lieu thereof the following new Subsections (c) and (d):
“(c)	An Employer shall automatically credit a Participant’s Performance Share Account with any cash dividends, stock dividends or other non-cash dividends that would have been payable on a Participant’s Performance Shares which have been deferred or cancelled and credited to this Plan. The amount so credited to a Participant pursuant to this Section 3.6(c) shall (i) to the extent attributable to Performance Shares or Performance Units payable in shares of Stock, automatically be deemed to be invested in the RPM International Inc. Stock Unit Fund I, and (ii) be credited to the Participant’s Performance Share Account on a date or dates to be determined by the Committee, in its sole discretion.

(d)	The amount credited to the Participant’s Stock Dividend Account, Restricted Stock Account or Performance Share Account under this Section 3.6 for a particular cash dividend, stock dividend or other non-cash dividend shall be equal to the fair market value of the dividend on the date it is payable. For purposes of any dividend payable in Stock or in other securities traded on a national securities exchange, “fair market value” shall mean the closing price on the date the dividend is paid.”
     19. Section 3.9 of the Plan is hereby amended by the deletion of said Section 3.9 in its entirety and the substitution in lieu thereof the following:

“3.9	Annual Equity and Incentive Amounts. Subject to Section 3.3(c) and any terms and conditions imposed by the Committee, Participants may elect to defer, under the Plan:
(a)	Restricted Stock, which shall be for that Participant the Annual Restricted Stock Amount for that Plan Year;

(b)	Dividend Equivalents, which shall be for that Participant the Annual Dividend Equivalent Amount for that Plan Year;

(c)	Options, which shall be for that Participant the Annual Option Amount for that Plan Year;

(d)	Performance Shares, which shall be for that Participant the Annual Performance Share Amount for that Plan Year; and

(e)	Stock Appreciation Rights, which shall be for that Participant the Annual Stock Appreciation Right Amount for that Plan Year.
The portion of any of the foregoing deferred interests shall, at the time such interests would have vested, or restrictions on such interests would have lapsed, under the terms of the RPM International Inc. 2004 Omnibus Equity and Incentive Plan, the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan, the RPM International Inc. 1997 Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company, as applicable, but for the election to defer, be reflected on the books of the Company as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock or cash, as the case may be, in the future.”
     20. Subsection (c) of Section 3.10 of the Plan is hereby amended by the deletion of said subsection (c) in its entirety and the substitution in lieu thereof the following:
“(c)	A Participant shall be vested in his or her Company Contribution Account and Restricted Stock Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement, or any other agreement entered into between the Participant and his or her Employer. However, amounts credited to the Company Contribution Account and interests credited to the Restricted Stock Account, Dividend Equivalent Account, Option Account, Performance Share Account and Stock Appreciation Account as a result of cancellation or surrender of interests granted under the RPM International Inc. 2004 Omnibus Equity and Incentive Plan, the 2002 RPM International Inc. Performance Accelerated Restricted Stock Plan, the RPM International Inc. 1997 Restricted Stock Plan or any other similar stock incentive plan sponsored by the Company shall be fully vested when they would have become fully vested, or when restrictions on such interests would have lapsed, but for the election to defer. If not addressed in such agreements or plan, a Participant shall vest in his or her Company Contribution Account and Restricted Stock Account in accordance with the schedule declared by the Committee in its sole discretion.”
     21. Subsection (c) of Section 3.11 of the Plan is hereby amended by the deletion of said subsection (c) in its entirety and the substitution in lieu thereof the following:
“(c)	RPM, Inc. Stock Unit Fund I.
(i)	Participants’ Restricted Stock Account, any portion of their Performance Share Account attributable to Performance Shares or Performance Units payable in shares of Stock and any portion of their Option Account attributable to shares of Stock will be automatically allocated to the RPM, Inc. Stock Unit Fund I Measurement Fund. Participants may not select any other Measurement Fund to be used to determine the amounts to be credited or debited to these accounts or portions of accounts. Furthermore, no other portion of the Participant’s Account Balance can be either initially allocated or re-allocated to the RPM, Inc. Stock Unit Fund I. Amounts allocated to the RPM, Inc. Stock Unit Fund I shall only be distributable in actual shares of Stock.

(ii)	Any stock dividends, cash dividends or other non-cash dividends that would have been payable on the Stock credited to a Participant’s Restricted Stock Account, Performance Share Account or Option Account shall be credited to the respective accounts in the form of additional shares of Stock and shall automatically and irrevocably be deemed to be re-invested in the RPM, Inc. Stock Unit Fund I until such amounts are distributed to the Participant. The number of shares credited to the Participant for a particular stock dividend shall be equal to (a) the number of shares of Stock credited to the Participant’s account as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the number of additional shares of Stock actually paid as a dividend in respect of each share of Stock. The number of shares credited to the Participant for a particular cash dividend or other non-cash dividend shall be equal to (a) the number of shares of Stock credited to the Participant’s account as of the payment date for such dividend in respect of each share of Stock, multiplied by (b) the fair market value of the dividend, divided by (c) the “fair market value” of the Stock on the payment date for such dividend.

(iii)	The number of shares of Stock credited to the Participant’s Restricted Stock Account, Performance Share Account and Option Account may be adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of a Participant’s rights in the event of any reorganization, reclassification, stock split, or other unusual corporate transaction or event which affects the value of the Stock, provided that any such adjustment shall be made taking into account any crediting of shares of Stock to the Participant under Section 3.11(c)(ii) above in connection with such transaction or event.

(iv)	For purposes of this Section 3.11(c), “fair market value” shall mean for any day the average of the high and low sales price or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Stock is listed or admitted to trading.”
     22. Section 5.3 of the Plan is hereby amended by the deletion of said Section 5.3 in its entirety and the substitution in lieu thereof the following:
“5.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee (i) to suspend any deferrals required to be made by such Participant or (ii) to suspend any deferrals required to be made by such Participant and receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s vested Account Balance and vested Merger Account balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account, Performance Share Account, Option Account, Dividend Equivalent Account and Stock Appreciation Right Account, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. A Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by suspension of deferrals under this Plan. If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.”
     23. Section 5.4 of the Plan is hereby amended by the deletion of said Section 5.4 in its entirety and the substitution in lieu thereof the following:

“5.4	Withdrawal Election. A Participant may elect, at any time, to withdraw all or a portion of his or her vested Account Balance, excluding the portion of the Account Balance attributable to the Restricted Stock Account, Performance Share Account, Option Account, Dividend Equivalent Account and Stock Appreciation Right Account. For purposes of this Section 5.4, the value of a Participant’s vested Account Balance shall be calculated as of the close of business on or around the date on which receipt of the Participant’s election is acknowledged by the Committee, as determined by the Committee in its sole discretion, less a withdrawal penalty equal to 10% of the amount withdrawn (the net amount shall be referred to as the “Withdrawal Amount”). This election can be made at any time, before or after Retirement or Disability, and whether or not the Participant is in the process of being paid pursuant to an installment payment schedule. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant shall be paid the Withdrawal Amount within sixty (60) days of his or her election. Once the Withdrawal Amount is paid, the Participant’s participation in the Plan shall be suspended for the remainder of the Plan Year in which the withdrawal is elected and for one (1) full Plan Year thereafter.”
     24. Section 9.1 of the Plan is hereby amended by the deletion of said Section 9.1 in its entirety and the substitution in lieu thereof the following:
“9.1	Disability Waiver.
(a)	Waiver of Deferral. A Participant who is determined to be suffering from a Disability shall be (i) excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant’s Base Annual Salary, Annual Bonus, Special Incentive Plan Amounts and/or Director Fees for the Plan Year during which the Participant first suffers a Disability, (ii) excused from fulfilling any existing unvested Restricted Stock commitments, and (iii) excused from fulfilling any existing unvested Performance Share commitments to the extent provided in the RPM International 2004 Omnibus Equity and Incentive Plan or other relevant stock incentive plan sponsored by the Company. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

(b)	Deferral Following Disability. If a Participant returns to employment, or service as a Director, with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount, Annual Restricted Stock Amount, Annual Dividend Equivalent Amount, Annual Option Amount, Annual Performance Share Amount and Annual Stock

Appreciation Right Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.”
     25. Article 15 of the Plan is hereby amended by the deletion of said Article 15 in its entirety and the substitution in lieu thereof of the following new Article 15:
“ARTICLE 15
Satisfaction of Participants’ Tax Obligations
15.1	Mandatory Sale of Shares of Stock. Subject to the terms, conditions and restrictions specified under this Plan, the Committee shall, prior to making a payout in Stock from a Participant’s Account Balance and Merger Account (whether a lump sum, installment or other payout), sell or cause to be sold the fewest number of shares of Stock held in such accounts necessary to generate sufficient proceeds of such sale to equal (or exceed by not more than the actual sale price of a single share of Stock) the Participant’s projected tax liability determined by multiplying (A) the aggregate maximum marginal federal and applicable state and local income tax rates on the date of the distribution; by (B) the total number of shares of Stock to be distributed. The Committee shall withhold the proceeds of such sale for purposes of satisfying the Participant’s federal, state and local income taxes resulting from the payout of Stock. The Participant shall provide the Committee with such stock powers and additional information or documents as may be necessary for the Committee to discharge its obligations under this Section.

15.2	Payments to Satisfy Tax Liability. The Committee shall deliver the proceeds of the sale of shares of Stock pursuant to Section 15.1 to the Internal Revenue Service and/or other taxing authority in satisfaction of the Participant’s tax liability arising from the payout of Stock from such Participant’s Restricted Stock Account, Performance Share Account and Option Account.”

     IN WITNESS WHEREOF, RPM INTERNATIONAL INC., by its duly authorized officer, has caused this Amendment No. 4 to the RPM International Inc. Deferred Compensation Plan to be signed this 10th day of June, 2004.

RPM INTERNATIONAL INC.

By: Its:	/s/ Janeen Kastner Director of Human Resources
& Administration

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